Exhibit (h)(4)(x)

AMENDMENT No. 10

to

Transfer Agency and Service Agreement

between

1290 Funds

And DST Asset Manager Solutions, Inc.

This Amendment is entered into as of this 19th day of August, 2022, between DST Asset Manager Solutions, Inc. (the “Transfer Agent”) and Each of the Entities, Individually and not Jointly, as listed on Schedule A (collectively, the “Funds” and individually, the “Fund”).

WHEREAS, the 1290 Funds, on behalf of each of its series as reflected on Schedule A and the Transfer Agent are parties to a Transfer Agency and Services Agreement dated October 29, 2014, as amended (the “Agreement”); and

WHEREAS, in accordance with Section 16.1 (Amendment) of the Agreement, the parties desire to amend the Agreement as set forth herein (hereinafter, “Amendment 10”).

NOW THEREFORE, for good and valuable consideration, the sufficiently of which is hereby acknowledged, and in consideration of the mutual covenants of the parties herein contained, the parties acknowledge and agree as follows:

1.	Schedule A. The current Schedule A to the Agreement is hereby replaced and superseded with the Schedule A attached hereto, dated August 19, 2022.

2.	All defined terms and definitions in the Agreement shall be the same in this Amendment 10 except as specifically revised by this Amendment 10.

3.	Except as specifically set forth in this Amendment 10, all other terms and conditions of the Agreement shall remain in full force and effect.

4.	This Amendment may be executed in separate counterparts, each of which will be deemed to be an original and all of which, collectively, will be deemed to constitute one and the same Amendment.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment 10 to be executed by a duly authorized officer as of the date and year first above written.

1290 FUNDS		DST ASSET MANAGER SOLUTIONS, INC.

By:	/s/ Michal Levy	By:	/s/ Nick Wright
Name:	Michal Levy	Name:	Nick Wright
Title:	President	Title:	Authorized Signatory
As an Authorized Officer on behalf of each of the Entities Individually and not Jointly as listed on Schedule A

SCHEDULE A

August 19, 2022

Fund	Type of Entity	Jurisdiction
1290 Funds	Statutory Trust	Delaware

1290 Diversified Bond Fund

1290 Essex Small Cap Growth Fund

1290 GAMCO Small/Mid Cap Value Fund

1290 High Yield Bond Fund

1290 Loomis Sayles Multi-Asset Income Fund

1290 Multi-Alternative Strategies Fund

1290 Retirement 2020 Fund

1290 Retirement 2025 Fund

1290 Retirement 2030 Fund

1290 Retirement 2035 Fund

1290 Retirement 2040 Fund

1290 Retirement 2045 Fund

1290 Retirement 2050 Fund

1290 Retirement 2055 Fund

1290 Retirement 2060 Fund

1290 SmartBeta Equity Fund

EQ Advisors Trust	Statutory Trust	Delaware

1290 VT Convertible Securities Portfolio, Class IB

1290 V GAMCO Small Company Value Portfolio, Class IB

1290 VT Micro Cap Portfolio, Class IB

1290 VT Smart Beta Equity ESG Portfolio, Class IB

1290 VT Socially Responsible Portfolio, Class IB